UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

SCIPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-38889	83-2692460
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $.001 per share	SCPL	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒          Emerging growth company
☒         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Joshua J. Wilson

On September 26, 2022 (the “Effective Date”), SciPlay Parent Company, LLC (“SciPlay Parent”), a subsidiary of SciPlay Corporation (the “Company”), and Joshua J. Wilson, Chief Executive Officer of the Company, entered into an amendment to the employment agreement between SciPlay Parent and Mr. Wilson  (the “Amendment”), which was immediately effective. The Amendment extends the term of Mr. Wilson’s employment agreement until September 26, 2025 (the “Term”), subject to automatic extension for an additional year at the end of the Term and each anniversary thereof unless timely notice of non-renewal is given by either SciPlay Parent or Mr. Wilson.

The Amendment: (i) increases Mr. Wilson’s annual base salary from $500,000 to $600,000, effective as of May 8, 2022, and his annual target long-term incentive opportunity from 125% to 200% of his annual base salary; (ii) provides Mr. Wilson with the same severance benefits if his employment is terminated by the Company due to the expiration of the Term as he would be eligible for upon a termination by the Company without “Cause” or by Mr. Wilson for “Good Reason” during the Term; and (iii) increases the period during which Mr. Wilson would be eligible for continued medical coverage following a qualifying termination to 24 months. Mr. Wilson’s target bonus opportunity and senior executive incentive program eligibility will remain 100%  and 200% of his annual base salary, respectively.

In connection with entering into the Amendment, within ten days after the Effective Date, the Company will grant to Mr. Wilson, (i) time-vesting restricted stock units with a grant date value of $1,200,000, vesting in equal installments on each of the first three anniversaries of the Effective Date, and (ii) performance-conditioned restricted stock units with a grant date value of $4,800,000, which will be eligible to vest on the third anniversary of the Effective Date, subject to satisfaction of certain performance conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2022	SCIPLAY CORPORATION

	By:	/s/ Daniel O’Quinn
		Name:	Daniel O’Quinn
		Title:	Interim Chief Financial Officer and Secretary